EXHIBIT 2.2

                            STOCK PURCHASE AGREEMENT


                                  By and Among



                                   SPSS INC.,


                         JENS NIELSEN, HENRIK ROSENDAHL,
                OLE STANGEGAARD, LARS THINGGAARD, EDWARD O'HARA,
                            BJORN HAUGLAND, 2M INVEST


                    and the Shareholders listed on Exhibit A



                          Dated as of November 21, 1997










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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT, dated as of November 21, 1997, (the "Agreement"), by and among Jens Nielsen, Henrik Rosendahl, Ole Stangegaard, Lars Thinggaard, Edward O'Hara, Bjorn Haugland, 2M Invest (the "Key Shareholders") and certain other shareholders of In2itive listed on Exhibit A (when taken together with the Key Shareholders, the "Shareholders"), and SPSS Inc., a Delaware corporation ("SPSS").

                               W I T N E S E T H:

         WHEREAS, In2itive Technologies A/S, a Danish corporation ("In2itive") is engaged in the business of developing and distributing software;

         WHEREAS, the respective Boards of Directors of In2itive and SPSS have determined that it is advisable and for the benefit of their corporations and their respective shareholders that In2itive be acquired by SPSS by means of the acquisition of all the outstanding capital stock of In2itive, DKK50 par value per share, on the terms and conditions set forth hereinafter (the "Shares"), held by the Shareholders in exchange for shares of common stock, $.01 par value per share of SPSS (the "SPSS Common Stock"), to be determined pursuant to the terms set forth herein;

         WHEREAS, the Shareholders own of record and beneficially all of the issued and outstanding Shares; and

         WHEREAS, for accounting purposes, it is intended that this transaction be accounted for as a "pooling of interests".

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties hereto agree as follows:


                                    ARTICLE I
                           TERMS OF PURCHASE AND SALE

                  1.1 Purchase and Sale of the Shares. Subject to the terms and conditions contained in this Agreement and the attached schedules which shall form an integral part of this Agreement, on the Closing Date (as hereinafter defined), the Shareholders shall sell, assign, transfer and deliver the Shares to SPSS and SPSS shall purchase the Shares from the Shareholders, for the aggregate purchase price set forth in Section 1.2 hereof (the "Purchase Price") payable pursuant to the terms provided in Section 1.2 hereof.

                  1.2         Payment of Purchase Price.       Upon satisfaction
of all the terms and conditions set forth in this Agreement, on the Closing date SPSS shall deliver the Purchase Price.


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consisting  of 145,000  shares of SPSS  Common  Stock,  reduced by the number of shares of SPSS Common Stock having an aggregate value on the Closing Date (calculated based upon the closing price of SPSS Common Stock on November 3, 1997) not to exceed $99,163, representing the fees and expenses to be borne by the Shareholders in respect hereof and paid by SPSS, as more fully described in
Section 16.3 hereof (the "Total Shares"), to be paid as follows (a) the Shareholders shall receive an aggregate of ninety percent (90%) of the Total Shares to be allocated between the Shareholders as set forth in Schedule 1.2 hereof, and (b) ten percent (10%) of the Total Shares (the "Escrowed Shares") shall be held in escrow in accordance with Article III hereof. Only whole shares of SPSS Common Stock will be issued in connection with the Acquisition. In lieu of fractional shares, each Shareholder otherwise entitled to a fractional share of SPSS Common Stock will be paid in cash an amount equal to the amount of such fraction multiplied by the closing price of SPSS Common Stock on November 3, 1997. No such shareholder will be entitled to dividends, voting rights or other rights in respect of any such fractional share.

                  1.3 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Gorrissen Federspiel Kierkegaard, H.C, Copenhagen, Denmark, at 9:00 a.m., on November 21, 1997 (the "Closing Date") or such other place or time as the parties may agree.

                  1.4         Accounting.   The parties hereto  shall  each  use
their best efforts to cause the transactions contemplated hereunder to qualify for accounting treatment as a pooling of interests.


                                   ARTICLE II

                          SHAREHOLDERS' REPRESENTATIVE

                  2.1 In order to administer efficiently (i) the implementation of the Agreement by the Shareholders, (ii) the waiver of any condition to the obligations of the Shareholders to consummate the transactions contemplated hereby, and (iii) the settlement of any dispute with respect to the Agreement, the Shareholders hereby designate Ole Stangegaard, as their representative (the "Shareholders' Representative").

                  2.2 The Shareholders hereby authorize the Shareholders' Representative (i) to take all action necessary in connection with the implementation of the Agreement on behalf of the Shareholders, the waiver of any condition to the obligations of the Shareholders to consummate the transactions contemplated hereby, or the settlement of any dispute, (ii) to give and receive all notices required to be given under the Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Shareholders by the terms of this Agreement. Such authorization granted by the shareholders to the Shareholders' Representative shall remain effective until December 31, 1998.


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                  2.3 In the  event  (i) that the  Shareholders'  Representative dies, becomes legally incapacitated or resigns from such position, or (ii) upon a written consent executed by at least 66 2/3% in interest (calculated based on the allocation set for in Schedule 1.2 hereof, notwithstanding any subsequent change in shareholdings by way of sale, etc.) of the Shareholders, the Shareholders may designate a replacement to the Shareholders' Representative; however, no change in the Shareholders' Representative shall be effective until SPSS is given notice of it by the Shareholders.

                  2.4 All decisions and actions by the Shareholders' Representative shall be binding upon all of the Shareholders, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same, in the absence of fraud, gross negligence or willful misconduct of the Shareholders' Representative.

                  2.5 By their execution of this Agreement, the Shareholders agree that:

                            (i) SPSS shall be able to rely conclusively on the instructions and decisions of the Shareholders' Representative as to any actions required or permitted to be taken by the Shareholders or the Shareholders' Representative hereunder, and no party hereunder shall have any cause of action against SPSS for any action taken by SPSS in reliance upon the instructions or decisions of the Shareholders' Representative;

                           (ii) all actions, decisions and instructions of the Shareholders' Representative shall be conclusive and binding upon all of the Shareholders; no Shareholder shall have any cause of action against SPSS or In2itive for any action taken or omitted to be taken, decision made or omitted to be made or any instruction given or omitted to be given by the Shareholders' Representative; and no Shareholder shall have any cause of action against the Shareholders' Representative for any action taken, decision made or instruction given by the Shareholders' Representative under this Agreement, except for fraud, gross negligence or willful breach of this Agreement by the Shareholders' Representative;

                          (iii) remedies available at law for any breach of the provisions of this Section 2.5 are inadequate; therefore, SPSS shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if SPSS brings an action to enforce the provisions of this Section 2.5; and

                           (iv) the provisions of this Section 2.5 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Shareholders to the Shareholders' Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Shareholder.


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                                   ARTICLE III

                                     ESCROW

                  3.1 Escrow. At Closing, SPSS shall cause to be issued, in the name of each Shareholder newly issued shares of SPSS Common Stock as set forth on Schedule 3.1. SPSS will hold in escrow for the Shareholders' account, in the respective amounts set forth on Schedule 3.1, the Escrowed Shares, together with stock powers duly executed in blank attached, in good form for delivery. SPSS will hold the Escrowed Shares subject to the terms and conditions of Section 3.2 hereof.

                  3.2 Escrowed Shares. Upon the Closing Date, the Shareholders shall, pledge, and grant a first priority security interest in the Escrowed Shares to SPSS as collateral to satisfy any post-Closing claims for breaches under this Agreement. Escrowed Shares used to satisfy any post-Closing claims for breaches under this Agreement shall be divided on a pro-rata basis from the Shareholders. The number of Escrowed Shares, if any, remaining after any retention made in accordance with this Agreement will be delivered to the Shareholders, in amounts proportionate to the Shareholders' interest in such Escrowed Shares, promptly after the earlier of the first anniversary of the Closing Date or the date of delivery to SPSS of SPSS' year-end audited financial statements by SPSS' outside auditors (the "Audit Release Date"), except for the number of such Escrowed Shares then subject to a bona fide dispute over which a party is entitled to such Escrowed Shares.


                                   ARTICLE IV

                               SECURITIES MATTERS

                  4.1         Registration of SPSS Common Stock.

                  (a) SPSS shall prepare and file with United States Securities and Exchange Commission (the "SEC") as soon as practicable but in no event later than 30 days following the Audit Release Date, a registration statement on Form S-3 (together with all amendments and supplements to any such registration statement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, the "S-3 Registration Statement"), or such other appropriate registration statement under the Securities Act of 1933, as described in greater detail below, and the rules and regulations promulgated thereunder (the "1933 Act" or the "Act"), for the registration (the "Registration") of the secondary offering of the SPSS Common Stock for the account of the Shareholders. SPSS expects to have published unaudited financial results, covering at least thirty (30) days of the combined operations of SPSS and In2itive following the acquisition of In2itive by SPSS (the "Acquisition"), not later than March 31, 1998. SPSS shall use reasonable efforts to have the Registration declared effective by the SEC promptly after unaudited financial results covering at least

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         thirty  (30)  days of the  combined  operations  of SPSS  and  In2itive following the Acquisition have been publicly released by SPSS. SPSS shall take such steps as are reasonably required to register such SPSS Common Stock for sale on a delayed or continuous basis under Rule 415 of the 1933 Act and, provided that Form S-3 shall be available to SPSS for the Registration, to keep such Registration Statement continuously effective for a period of twenty-four (24) months following the date of effectiveness, or such shorter period that will terminate when all of the shares of SPSS Common Stock have been sold by the Shareholders (the "Trading Period"). In the event Form S-3 is not available to SPSS for
         the   Registration,   SPSS  shall,   at  the  written  request  of  the
         Shareholders  holding a majority of the SPSS Common Stock,  prepare one
         (1) company paid (excluding any underwriting fees and discounts) registration statement on the appropriate form, together with all
         amendments  and  supplements  to  any  such   registration   statement,
         including post-effective  amendments,  and all material incorporated by
         reference   or  deemed  to  be   incorporated   by  reference  in  such
         registration  statement (a "Non-S-3 Registration  Statement",  with the
         S-3  Registration   Statement  and  a  Non-S-3  Registration  Statement
         referred to herein as the "Registration Statement"), and SPSS shall use all reasonable efforts to maintain the effectiveness of such Non-S-3 Registration Statement for a period of 90 days after the date of initial effectiveness. While such Registration Statement remains in effect, SPSS may at any time deliver to any Shareholders in the employment of SPSS, written notice to the effect that sales may not be effected under the Registration Statement for a period of time the "Blackout Period") because of the existence of material facts not disclosed or incorporated by reference in such Registration Statement and in the then-current prospectus included therein or because SPSS has received an opinion of counsel that such sales may violate provisions of the United States Securities Laws; upon receipt of any such notice, such Shareholders shall refrain from selling any shares of SPSS Common Stock under such Registration Statement until they have received notice from SPSS to the effect that such sales may then be effected. In no event shall the Blackout Period be greater than any similar period of time during which SPSS restricts any of its employees from effecting sales in SPSS Common Stock because of the existence of material facts not disclosed or incorporated by reference in any then- effective registration statement and in the then-current prospectus included therein or otherwise not publicly disclosed. SPSS shall promptly update such Registration Statement and the prospectus included therein in order to permit the shares of SPSS Common Stock to be sold, and the Trading Period shall automatically be extended by the aggregate number of days during which the Shareholders were instructed to refrain from selling shares of SPSS Common Stock during all Blackout Periods. The Blackout Period, as used herein shall be defined as the current Blackout Period policy currently in effect at SPSS.

                  (b) The Shareholders shall cooperate with SPSS in connection with the Registration and shall provide such information and execute such documents as SPSS shall reasonably request in connection with the Registration.


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                  (c) SPSS  shall  not  grant to any  holder  of  shares of SPSS
         Common Stock registration rights which interfere with the rights of Shareholders and the obligations of SPSS under this Article IV of this Agreement.

                  4.2 Sales of SPSS Common Stock by Shareholders. If at any time any Shareholder elects to sell all or any of his shares of SPSS Common Stock, Shareholder shall conduct such sales only through registered securities brokers ("Brokers").

                  4.3 Registration Expenses. SPSS shall be responsible for and shall pay all fees, costs and expenses incurred by it relating to the Registration, including without limitation, all SEC and securities exchange, NASDAQ registration and filing fees, and all fees and expenses of compliance by SPSS with the federal securities laws or any applicable state blue sky laws, but not including (i) any fees and expenses of Shareholders' counsel or otherwise incurred by Shareholders, and (ii) underwriters' fees or expenses, broker's costs, commissions and other similar disposition costs associated with the SPSS Common Stock owned by any Shareholder.

                  4.4 Restricted Stock. In2itive has advised the Shareholders, and the Shareholders understand and agree, as follows:

                  (a) That the shares of SPSS Common Stock to be received by the Shareholders pursuant to this Agreement are not currently subject to a registration statement under the Act, and are issued pursuant to exemptions from registration under the Act which exemptions depend, among other things, on the bona fide nature of their investment intent.

                  (b) That they shall not transfer the SPSS Common Stock to be received by the Shareholders pursuant to this Agreement except in compliance with the provisions of the Act. Any proposed transferee of the shares of SPSS Common Stock shall agree to take and hold such securities upon the conditions set forth in 4.4(c) hereof.

                  (c) Until such time as the Shares being sold hereunder to the Shareholders may be sold under Rule 144(k), each certificate representing the shares of SPSS Common Stock issued to the Shareholders shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT UNDER AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION THEREFROM OR IN CONTRAVENTION OF THE AGREEMENT COVERING THE

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                  PURCHASE  OF THESE  SHARES  AND  RESTRICTING  THEIR  TRANSFER.
                  COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

When the shares being sold hereunder to the Shareholders may be sold under the circumstances described in Rule 144(k) (or any successor rule or regulation) and there exists no other restriction on the sale of stock imposed subsequent to the date hereof, SPSS will, upon request of the Shareholders' Representative, cause SPSS' transfer agent to exchange the shares legended as set forth above for unlegended shares.

                  (d) Unless a registration statement under the Act covering transactions in the SPSS Common Stock to be received by the Shareholders pursuant to this Agreement has been declared effective by the SEC and such registration statement remains effective at the time of transfer, each holder of shares of SPSS Common Stock to be received by the Shareholders pursuant to this Agreement shall comply in all respects with the provisions of this Section 4.4. Prior to any proposed transfer of any such securities, the holder thereof shall give written notice to SPSS of such holder's intention to effect such transfer and shall comply with the requirements set forth in the balance of this section. Each such notice shall describe the manner and circumstances of the proposed transfer in reasonable detail, and shall be accompanied by (i) a written opinion of legal counsel who shall be reasonably satisfactory to SPSS, addressed to SPSS, and reasonably satisfactory in form and substance to SPSS' counsel, to the effect that the proposed transfer of such securities may be effected without registration under the 1933 Act, (ii) a "no action" letter from the SEC to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, or (iii) such other showing satisfactory to SPSS and its counsel that the proposed transfer of such securities may be effected without registration under the 1933 Act, whereupon the holder of such securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the holder to SPSS.

                  4.5 Indemnification. In the event any SPSS Common Stock held by a Shareholder is included in a registration statement under this Article IV:

                  (a) SPSS will  indemnify and hold  harmless such  Shareholder, any underwriter (as defined in the Act) for such Shareholder and each person, if any, who controls such Shareholder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, liabilities (joint or several) or expenses to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) or expenses arise out of or are based upon any of the following statements, omissions or violations
(collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement,

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including any preliminary  prospectus or final prospectus  contained  therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by SPSS of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and SPSS will pay to each such Shareholder, underwriter or controlling person, any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; and SPSS will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 4.5(a), in connection with investigating or defending any such loss, claim, damage, liability, action or expense provided, however, that the indemnity agreement contained in this subsection 4.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or expense if such settlement is effected without the consent of SPSS, which consent shall not be unreasonably withheld, nor shall SPSS be liable in any such case for any such loss, claim, damage, liability, action or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Shareholder or any controlling person of such Shareholder expressly for use in connection with such registration.

                  (b) Such Shareholder will indemnify and hold harmless SPSS, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls SPSS within the meaning of the Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, liabilities (joint or several) or expenses to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, liabilities (or actions in respect thereto) or expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder expressly for use in connection with such registration; and such Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 4.5(b), in connection with investigating or defending any such loss, claim, damage, liability, action or expense; provided, however, that the indemnity agreement contained in this subsection 4.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or expense if such settlement is effected without the consent of such Shareholder, which consent shall not be unreasonably withheld or delayed; provided, that, in no event shall any indemnity under this subsection 4.5(b) exceed the gross proceeds from the offering of the shares of SPSS Common Stock received by such Shareholder. SPSS shall make the Registration Statement available to the Shareholders prior to the filing thereof.

                  (c) Promptly after receipt by an indemnified  party under this
Section 4.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the

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indemnifying  party so  desires,  jointly  with  any  other  indemnifying  party
similarly  noticed,   to  assume  the  defense  thereof  with  counsel  mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel,
with  the  fees  and  expenses  to  be  paid  by  the  indemnifying   party,  if
representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to a conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.5.

                  4.6         Additional Obligations of SPSS.   With respect  to
any registration hereunder, SPSS shall:

                  (a) furnish to the Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of shares of SPSS Common Stock owned by them;

                  (b) use reasonable efforts to qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement;

                  (c) notify NASDAQ of the issuance of the shares of SPSS Common Stock covered by such registration statement; and

                  (d) notify each Shareholder of shares of SPSS Common Stock under such registration statement as promptly as possible, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which SPSS has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  4.7 Reports Under the Exchange Act. With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell securities of SPSS to the public without registration, SPSS agrees to use its reasonable efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;


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                  (b) file with the SEC in a timely manner all reports and other documents required of SPSS under the Act and the Exchange Act; and

                  (c) furnish to any Shareholder forthwith upon request a written statement by SPSS that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of SPSS, and such other reports and documents so filed by SPSS as may be reasonably requested in availing any Shareholder of any rule or regulation of the SEC permitting the selling of any securities of SPSS held by it without registration.


                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         The Shareholders represent and warrant to SPSS that:

                  5.1  Organization  and   Qualification.

                  (a) In2itive is a corporation duly organized, validly existing under the laws of the Danish Corporation Act ("DCA") and has the corporate power and corporate authority to enter into this Agreement, to consummate the transactions contemplated hereby, to own or lease the properties and other assets which it presently owns or leases and to carry on its business as presently conducted.

                  (b) The copy of the Articles of Incorporation, and all amendments thereto, of In2itive, as certified by the Commerce and Companies Registry and of the By-laws, as amended to date, of In2itive, as certified by its Chairman of the Board, being delivered herewith to SPSS, are true, complete and correct copies as amended and presently in effect. All minutes and consents of the shareholders and directors of In2itive are contained in the minute books of In2itive and said minute books have been furnished to SPSS for examination at a reasonable time prior to the Closing. No minutes or consents have been included in such minute books since such examination by SPSS which have not heretofore been furnished to SPSS and no corporate action not reflected in said minute books has been taken.

                  (c) In2itive is licensed or qualified to do business in every domestic and foreign jurisdiction where the failure to be licensed or qualified would have a material adverse effect on the business of In2itive (a "Material Adverse Effect").

                  (d)         In2itive has no subsidiaries.

                  5.2 Authority. The Shareholders, as appropriate, have full power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by each of the Shareholders and the Board of Directors of In2itive and no other proceedings (corporate or otherwise) on the part of any of the Shareholders or In2itive are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the other agreements contemplated by this Agreement have been duly and validly executed and delivered by each of the Shareholders and constitute legal, valid and binding agreements of the Shareholders enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                  5.3 Capitalization. The entire authorized capital stock of In2itive consists solely of Shares in the nominal amount of DKK [3,261,750] of which DKK [2,866,750] are A- Shares and DKK [395,000] are B-Shares which as of the date of this Agreement are the only issued and outstanding Shares (the "Outstanding Shares"). There are no other authorized shares of capital stock of In2itive. The Shares represent the only equity interests of the Shareholders or any other person or entity in In2itive. All of the issued and outstanding Shares are owned of record and beneficially by the Shareholders in the respective amounts set forth in Schedule 5.3. The Shares are subject to no restrictions on transferability, other than the requirement to consent by the board of directors of In2itive to a transfer of Shares as set forth in Section 4 of the Articles of Association of In2itive. All of the outstanding Shares are duly authorized and validly issued and outstanding, fully paid and non-assessable, and were not issued in violation of any preemptive rights. There are no Shares in treasury, and there are no Shares reserved for issuance. Except as set forth in Schedule 5.3, there are no outstanding options, warrants, conversion or other rights to acquire from any of the Shareholders or In2itive, or any plans, contracts or commitments providing for the issuance of, or the granting of, rights by any of the Shareholders or In2itive to acquire: (i) any capital stock of In2itive (whether issued or unissued) or (ii) any securities convertible into or exchangeable for any capital stock of In2itive. Other than those disclosed on
Schedule 5.3, there are no agreements or understandings with respect to the voting, holding or selling of any Shares of capital stock of In2itive, or any contractual obligations of In2itive or any of the Shareholders with respect to In2itive's capital stock. There are no voting trusts or proxies currently in effect with respect to the Shares.

                  The Key Shareholders agree that In2itive will use its best efforts to obtain the exercise or termination of all outstanding options for In2itive shares, if any, on or prior to the Closing Date. SPSS will not assume, substitute for, or continue any options for In2itive stock outstanding on the closing date (hereinafter the "Remaining Options").

                  5.4 Title to Shares. The Shareholders own and have good and marketable title to the Shares, free and clear of any lien, pledge, claim, encumbrance, restriction or right of any third party of any kind. On the Closing Date, SPSS will acquire good and marketable title to the Shares, free and clear as aforesaid, including without limitation any of the foregoing set forth in the Bylaws of In2itive. The Shares represent the only equity interest of the Shareholders in In2itive.

                  5.5 Consents and Approvals. Except the consent by the Board of Directors of In2itive to the transfer of the Shares, which consent has been obtained and is in full force and effect, and as listed on Schedule 5.5, there is no authorization, consent, order or approval of, or notice to or filing with, any individual or entity required to be obtained or given by In2itive or the Shareholders in order for the Shareholders to consummate the transactions contemplated hereby and fully perform their obligations hereunder.

                  5.6 Absence of Conflicts. Other than listed on Schedules 5.8 and 5.16, the execution, delivery and performance by In2itive and the Shareholders of this Agreement and the consummation by the Shareholders of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time or both, (i) conflict with or result in a breach or default under any term or condition of the Articles of Incorporation or By-laws of In2itive, (ii) violate any provision of law, statute, rule or regulation to which In2itive or the Shareholders is or was subject, (iii) violate any order, judgment or decree which is or was applicable to In2itive or the Shareholders;
(iv) conflict with or result in a breach or default under any term or condition of any agreement or other instrument to which In2itive or the Shareholders is a party or by which either of them is bound, or (v) cause, or give any person grounds to cause, the maturity of any debt, liability or obligation of In2itive to be accelerated or increase any such liability or obligation.

                  5.7 Financial Statements; Accounts Receivable. The Key Shareholders have caused In2itive to previously deliver to SPSS for inspection, within a reasonable time prior to the Closing Date, true and correct copies of the audited balance sheets of In2itive as of December 31, 1995 and December 31, 1996 and the related audited statements of income, statements of retained earnings and statements of changes in financial position for the periods ending on such dates (collectively, the "Financial Statements"). The Financial Statements (i) have been prepared in accordance with Danish Annual Accounts Act and the supplementing guidelines of the Danish Institute of State Authorized Public Accountants, (ii) are correct and complete and are in accordance with the books and records of In2itive, in all material respects and (iii) present fairly in all material respects the financial position and condition of In2itive and the related results of operations as at the dates and for the periods then ended (subject to customary year-end adjustments, which adjustments are not material in kind or amount, it being understood that neither (ii) nor (iii) above shall imply that the Financial Statements are intended to present financial position and results of operations in conformity with generally accepted accounting principles of the United States.

                  Subject to a reserve for bad debts shown on In2itive's latest balance sheets included in the Financial Reports, all accounts and notes receivable reflected on the balance sheets are, and all accounts and notes receivable subsequently accruing to the Closing Date will be, (a) valid, genuine and subsisting, (b) subject to no known defenses, set-offs or counterclaims and
(c) current and collectible.

                  5.8 Absence of Undisclosed Liabilities; Warranties in Connection with Software Products. To the best of the Key Shareholders' knowledge, after due inquiry of

In2itive, and except as and to the extent reserved for in the Financial Statements, the Financial Statements of In2itive reflect all material claims and liabilities which should be or are required to be disclosed under the guidelines of the Danish Institute of State Authorized Public Accountants and the Danish Annual Accounts Acts other than those in the ordinary course of business since December 31, 1996, which have not yet been accrued or booked. The Key Shareholders have made due inquiry with the management of In2itive and do not know of any basis for the assertion of any claim or liability relating to the businesses of In2itive, nor are they aware of any occurrence or fact that has or might have an adverse effect on the businesses of In2itive. Except as listed on
Schedule 5.8, as of the date of this Agreement, In2itive has no material outstanding debt to any bank or other lender. For the purposes of this paragraph, materiality shall mean any liability or debt in excess of $5,000.

                  5.9 Absence of Certain Changes or Events. To the best of the Key Shareholders' knowledge, after due inquiry of In2itive, since September 30, 1997 and other than listed on Schedule 5.9, there has not been (a) any damage, destruction or casualty loss to the properties or assets of In2itive (whether covered by insurance or not) outside the ordinary course of business; (b) any material adverse change in the business, assets, properties, operations, prospects or financial condition of In2itive, or any fact or condition which could cause such a change, other than any change, fact or condition related solely to the transactions contemplated hereby; (c) any entry into any transaction, commitment or agreement (including, without limitation, any borrowing) in excess of $5,000 or outside the ordinary course of business of In2itive; (d) any direct or indirect redemption, repurchase or other acquisition for value by In2itive of its capital stock or any agreement to take such action, or any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property with respect to In2itive's capital stock; (e) other than increases in base compensation and bonuses in the ordinary course of business (not exceeding 10% per annum of the aggregate payroll), any increase in the rate or terms of compensation payable or to become payable by In2itive to its respective directors, managers, employees, agents or independent contractors or any increase in the rate or change in the terms of any employment agreement or compensatory arrangement, or any changes in any bonus, severance, pension, insurance or other employee benefit plan, or any other payment or benefit made to or for any such director, manager, employee, agent or independent contractor; (f) any sale, transfer or other disposition of any asset of In2itive to any party, including, without limitation, the Shareholders, except for payment of obligations incurred, and sale of products, in the ordinary course of business consistent with past practices; (g) any amendment or termination of any material contract or agreement to which In2itive is a party or any termination or waiver of any other rights of value to the businesses of In2itive, except in the ordinary course of business; (h) any capital expenditure for additions to property or equipment by In2itive in excess of $5,000; (i) any split, combination, exchange or reclassification of shares of capital stock of In2itive; (j) any issuance of capital stock of In2itive or of securities convertible into or rights to acquire any such capital stock; (k) any failure by In2itive to pay accounts payable or other obligations in the ordinary course of business; (l) the incurrence of any obligations or liability (absolute or contingent) or the making of any capital expenditure not in the ordinary course of business or in excess of $5,000; (m) any pledge of any of the assets or properties of In2itive or any action or inaction which would subject any such assets or properties to any lien, security interest, mortgage, pledge, claim, charge or other encumbrance of any kind; (n) the incurrence of any liability or obligation by In2itive, except for liabilities incurred in the ordinary course of business; (o) any actual or threatened termination or cancellation of, or modification or change in, any business relationship with any customer or customers of In2itive or other agreement or arrangement involving or related to the assets or properties of the businesses of In2itive ; (p) any cancellation of a debt due to or a claim of In2itive, other than by payment or other satisfaction; (q) any failure of In2itive to perform under, or any default by In2itive under, any agreement, obligation or covenant to which it is or was bound; (r) any change in any method of accounting or accounting practice, principle or procedure; (s) any action or inaction which might cause In2itive to incur any tax liability out of the ordinary course of business; (t) any other event or condition of any character which materially and adversely affects the businesses of In2itive; or (u) any agreement, whether in writing or otherwise, to take any action described in this Section 5.9.

                  5.10        Investment in the SPSS Common Stock.

                  (a) SPSS has  provided to each of the  Shareholders  listed on
Exhibit  B  (the  "Non-English   Shareholders")  and  each  of  the  Non-English
Shareholders acknowledge receipt of a copy of, the Confidential Private Placement Memorandum, dated October 23, 1997, together with the materials provided therewith, and each of the Shareholders further acknowledge that (i) each has been afforded such other information as each has deemed necessary to make an informed decision to acquire the SPSS Common Stock to be received by the Shareholders pursuant to this Agreement and have had sufficient opportunity to ask questions and receive answers of In2itive and SPSS, as appropriate, concerning the operations, business and financial condition of SPSS and regarding the Acquisition and the business of SPSS and In2itive, and all such questions have been answered, (ii) each has been informed of the provisions of
Article IV of this Agreement, (iii) each has been informed that the shares of SPSS Common Stock each is acquiring must be held by such Shareholder indefinitely, unless an effective 1933 Act registration statement or exemption from registration is available; (iv) each has been informed of the provisions of Rule 144 and Rule 144A promulgated under the 1933 Act, which rules permit limited resale of restricted securities subject to the satisfaction of certain conditions; (v) each has been informed that restrictions upon the sale of SPSS Common Stock imposed by Federal and State securities, blue sky and other similar laws may markedly affect the ability of the Shareholders to liquidate their investment in the SPSS Common Stock to be received by the Shareholders pursuant to this Agreement; (vi) each has been informed that the Shareholders have no recourse against SPSS for declines in the value of their investment in the SPSS Common Stock to be received by the Shareholders pursuant to this Agreement absent fraud or violations of the Federal and State securities, blue sky and other similar laws on the part of SPSS; and (vii) each has been informed that the SPSS Common Stock to be received by the Shareholders pursuant to this Agreement represents an investment in the business of SPSS, and that SPSS has made no representations or warranties with respect to the future business performance of SPSS or the price of the SPSS Common Stock.

                  5.11 Real and Personal Property; Inventories. Schedule 5.11(a) correctly identifies all real property owned or used by In2itive and each material lease of real property held by In2itive. No claims, charges or notice of violations have been filed, served, made or threatened, orally or in writing, against or relating to any such property or any of the operations conducted at any property leased by In2itive. In2itive owns no real property. Schedule 5.11(b) describes all material tangible or intangible personal property and assets of In2itive with an estimated value greater than $5,000. The tangible personal property and assets are generally in good working order or condition, reasonable wear and tear excepted. In2itive has good and marketable title to, and is in possession of or has control over, all of its personal property, none of which is held under or subject to any mortgage, pledge, lien, lease, encumbrance, conditional sales contract or other security arrangement ("Liens") except for Taxes (as defined below) not yet due (such Liens for Taxes and the amounts, if known, listed on Schedule 5.11(b)) and such other matters as are reflected on Schedule 5.11(b).


                  5.12        Patents, Trademarks, Etc.

                  Schedule 5.12(a) contains an accurate and complete description of all domestic and foreign patents, trademarks, current service marks, trademark registrations, logos, trade names, assumed names, copyrights and copyright registrations and all pending applications therefor other than those assets relating to readily available commercial products or software (collectively, the "Intellectual Assets"), presently owned or held by In2itive or under which In2itive owns or holds any license, or in which In2itive owns or holds any direct or indirect interest; and to the Key Shareholders' knowledge, no others are necessary for the conduct of the present businesses of In2itive. To the best of the Key Shareholders' knowledge, and other than readily available commercial products or software, or as described on Schedule 5.12(b), none of the products manufactured, distributed or sold by In2itive, nor any of the Intellectual Assets, or intellectual property, including without limitation, technology, inventions, processes, designs, formulae, know-how, trade secrets, (collectively, with the Intellectual Assets, the "Intellectual Property"), or any of In2itive's activities, conflict with, infringe or otherwise violate any patents, trademarks or copyrights, or any other rights, of any individual or entity, nor require payments to be made to any person. To the best of the Key Shareholder's knowledge, information and belief, In2itive has the sole and exclusive rights to the Intellectual Property and has the right and power to use, lease and sell the Intellectual Property. To the best of the Key Shareholder's knowledge, information and belief, no claim or potential claim has been asserted by any other party to the Intellectual assets and there exists no basis for such a claim or potential claim. To the best of the Key Shareholders' and In2itive's knowledge, In2itive is not using confidential information or trade secrets of any former employer of any past or present employees engaged in businesses of In2itive. To the best of the Key Shareholder's knowledge, information and belief, the items described in the schedules attached hereto and the other Intellectual Property are reasonably adequate to conduct the businesses of In2itive as presently conducted. Upon consummation of the transactions contemplated hereby, SPSS will acquire good and marketable title to all of the Intellectual Property and the goodwill associated therewith.

         Solely for purposes of this Section 5.12, "knowledge" shall mean actual knowledge and that information resulting from a due inquiry by the Key Shareholders of all present employees and independent contractors of In2itive and such past employees and independent contractors of In2itive as deemed appropriate and as reflected in the letters from such persons attached hereto.

                  5.13 Employees. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in, in a material way, the conception and development of the Intellectual Assets on behalf of In2itive either (a) were at such time parties to "work-for-hire" arrangements or similar agreements with In2itive, that has accorded In2itive full, effective, exclusive and original ownership of all intellectual property thereby arising, or (b) except as disclosed on Schedule 5.13(b), have executed appropriate instruments of assignment, which are still in full force and effect, in favor of In2itive, as assignee, that have conveyed to In2itive full, effective and exclusive ownership of all intellectual property thereby arising. To the best of the Key Shareholders' knowledge, no employee of In2itive is in violation of (i) any term of any employment contract, any "work for hire" arrangement or similar agreement, or any patent disclosure agreement or (ii) any other contract or agreement, or any restrictive covenant relating to the rights of any such employee to be employed by In2itive or to use trade secrets or proprietary information of others.

                  5.14        Contracts and Commitments.

                  (a) Schedule 5.14 contains a list of all enforceable agreements, contracts, guarantees, commitments, restrictions or instruments of any kind of In2itive, including without limitation (i) powers of attorney (whether revocable or irrevocable) to any individual or entity, (ii) Intellectual Property licenses, including, without limitation, licenses with respect to source codes used or to be used in either the Software Products, and any agreements by which In2itive has an obligation to pay royalties to any third party in connection therewith, (iii) contracts, agreements, licenses or other commitments or arrangements in effect with respect to the development, marketing, distribution, licensing, or promotion of the Software Products or any other inventory, the Technical Documentation, or In2itive's Intellectual Assets with any independent salesperson, distributor, sublicensor, or other remarketer or sales organization, (iv) grants to any individual or entity of any rights or security interests with respect to the source codes for the Software Products, and (v) insurance policies held by In2itive concerning its businesses, operations and properties ("Contracts"). True and correct copies of all Contracts have been made available to SPSS at a reasonable time prior to Closing. To the best of the Key Shareholders' knowledge, after due inquiry of In2itive, all of the Contracts are valid and binding obligations of In2itive enforceable in accordance with their respective terms to the extent permitted by applicable law, and are in full force and effect and complied with. To the best of the Key Shareholders' knowledge, all of the Contracts are legal and binding obligations of the other party, enforceable in accordance with their respective terms to the extent permitted by applicable law. All of the Contracts are in full force and effect and complied with, and to the best of In2itive's knowledge, none of the Contracts have a Material Adverse Effect on In2itive. All of In2itive's standard form customer contracts constitute only end-user agreements, each of which grants the end-user thereunder solely the non-exclusive right and license to use an identified Software Product of In2itive and related user documentation, for internal purposes only. True and correct copies of each standard form customer and distributor contracts currently in use by In2itive in the conduct of its businesses are attached to Schedule 5.14. In2itive has not agreed with any customer or distributor to make any variation in any such contract which could have a Material Adverse Effect on In2itive.

                  (b) To the best of the Key Shareholders' knowledge and except as disclosed on Schedule 5.14(b), In2itive is not in default, and there is no basis for any valid claim of default, in any respect under any of the Contracts. To the best of the Key Shareholders' knowledge, no other party to any of the Contracts is in default or breach thereof.

                  5.15 Source Code. Except as listed on Schedule 5.15, In2itive owns all rights, title and interest in and to the source codes for all of its software products and has not distributed any copies of such source codes to any third parties, and In2itive has not agreed to pay to any individual or entity any royalty, commission or other amount on account of sales of its software products.

                  5.16 Government Contracts. Except as described on Schedule 5.16, the Key Shareholders do not have knowledge of any acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) to any contracts relating to In2itive, its businesses or any of its assets with any Government Contract Party (as defined below) in either case that have led to or could lead to (a) any claim, refusal or dispute involving In2itive, its businesses, or any of its assets and any Government Contract Party or (b) any suspension, debarment or contract termination, or proceeding related thereto. In2itive does not have any contracts with any Government Contract Party (as defined below) other than standard end-user license agreements containing appropriate reservations of rights. All of In2itive's development of technical data and Software Products were developed exclusively at private expense. For purposes of this Section the term "Government Contract Party" means any independent or executive agency, division, subdivision, audit group or procuring office of any government, including any prime contractor of any government and any higher level subcontractor of a prime contractor of any government, and including any employees or agents thereof, in each case acting in such capacity.

                  5.17 Insurance. Schedule 5.17 hereto is a description of all insurance policies held by In2itive. Each of In2itive's insurance policies is in full force and effect, and the premiums with respect thereto are fully paid through the dates indicated thereon. No insurer has denied coverage or reserved rights for any claim made by In2itive, or any other individual or entity under any insurance policies.

                  5.18 Litigation and Administrative Proceedings. Except as described in detail on Schedule 5.18, there is no claim, action, suit, proceeding or investigation in any court or before any governmental or regulatory authority pending, or to the best of the Key Shareholders' knowledge otherwise threatened, against or adversely affecting In2itive or which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby. The Key Shareholders do not know nor have any reason to know of any basis for any such claim, action, suit, proceeding or investigation.

                  5.19        Tax Matters.  For purposes of this Agreement:

                    (i) The term "Taxes" means all state and local taxes imposed by any Danish or foreign law, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever including stamp duty and VAT together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes;

                    (ii) The term  "Returns"  means all  returns,  declarations, reports, statements, and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns;

                              5.19.1            All Returns Filed.  All Returns
required to be filed by or on behalf of In2itive on or before the Effective Date has been filed and such Returns are complete and accurate and to the best knowledge of the Key Shareholders, after due inquiry of In2itive, disclose all Taxes (and other charges) required to be paid for the periods covered thereby. No extension of time in which to file any such Returns is currently in effect and there are not outstanding agreements or waivers extending the statutory period of limitation applicable to such Returns.

                              5.19.2            All Taxes Paid.  All Taxes (and
other charges) shown on such Returns or otherwise required to be paid, and any deficiency assessments, penalties, interest and other charges with respect thereto, have been paid, and there is otherwise no current liability for any unpaid taxes (or other charges) due in connection with such Returns or otherwise. There are no tax liens (other than for taxes not yet due) on any of the assets or properties of In2itive and, no basis exists for the imposition of any such liens.

                              5.19.3            Examinations, Etc.  To  the best
knowledge of the Key Shareholders, after due inquiry of In2itive, no state, local, foreign or other Returns of In2itive for tax years that remain open under any applicable statute of limitations have been examined by the tax authorities and no deficiencies have been asserted or assessments made as a result of examinations (including all penalties and interest). No issues have been raised by (or are currently pending before) any taxing authority in connection with any of the Returns which could reasonably be expected to have a Material Adverse Effect on In2itive, if decided adversely to In2itive, nor are there any such issues which have not been so raised but, if so raised by any taxing authority in connection with any of the Returns could, in the aggregate, reasonably be expected to have a Material Adverse Effect on In2itive.

                              5.19.4         Withholding.  In2itive has withheld
from its employees and others (and timely remitted to the appropriate taxing authorities) proper and accurate amounts for all periods in compliance with all tax withholding provisions of applicable state, foreign, local and other laws (including, without limitation, income, withholding, social security, employment and other payroll taxes).

                              5.19.5        Prior Consolidated Groups.  In2itive
is not, and has never been, subject to joint taxation with any other company.

                              5.19.6          Unpaid Tax.  To the best knowledge
of the Key Shareholders, after due inquiry of In2itive, In2itive's unpaid taxes do not exceed the reserve for tax liability (excluding any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth or included in the most recent balance sheet included in the Financial Statements, as adjusted for the passage of time through the Effective Date, in accordance with its past custom and practice.

                  5.20 Compliance with Laws. To the best knowledge of the Key Shareholders, after due inquiry to In2itive, In2itive has not in the past been nor is presently in any material violation of, in respect of operations, real property, machinery, equipment, all other property, practices and all other aspects of its businesses, any applicable law (whether statutory or otherwise), rule, regulation, order, ordinance, judgment or decree of any governmental authority (federal, state, local, foreign or otherwise) (collectively, "Laws"). In2itive has not received any written notice of any asserted present or past failure of In2itive to comply with any of such Laws. For purposes of this paragraph, materiality shall mean any violation which could result in expenses or fines to In2itive greater than $5,000.

                  5.21 Environmental and Safety Matters. To the best knowledge of the Key Shareholders, after due inquiry of In2itive, In2itive has complied in all material respects with all state, local or foreign Laws, regulations or ordinances relating to environmental matters ("Environmental Laws") including, but not limited to: air pollution; water pollution; noise control; on-site or off-site solid or hazardous waste storage, treatment, discharge, disposal or recovery; toxic and hazardous chemical reporting; or employee safety and hazardous material use, generation, reliance, transportation, and reporting provisions. No written notice of violation of or potential liability resulting from any such Environmental Laws, or orders with respect thereto, has been received, nor is any such notice pending or to the best of its knowledge threatened. For purpose of this paragraph materiality shall mean any violation which could result in a liability or penalty of greater than $5,000.

                  5.22        Employee Benefits.

                              5.22.1            Schedule 5.22 contains a written

          list of all employee benefit plans relating to employee benefits with respect to which In2itive has incurred or may incur any future or contingent obligations, including, without limitation, all plans, agreements or arrangements relating to deferred compensation, pensions, profit sharing, retirement income or other benefits, stock purchase, stock ownership and stock option plans, stock appreciation rights, bonuses, severance arrangements, health and welfare benefits, insurance benefits and all other employee benefits or fringe benefits (collectively referred to as the "Plans").

                              5.22.2            Except as disclosed  on Schedule
          5.22 each Plan (and each trust forming a part of such Plan) has been administered and operated in all respects in accordance with its terms and applicable law.

                              5.22.3 Except as disclosed on Schedule 5.22 no pension promises have been issued which are not fully funded in or with banks, pension funds or insurance companies in accordance with Danish law and all due premiums have been made or duly reserved for.

                              5.22.4 Other than for claims in the ordinary course of business for benefits under the Plans, and except as disclosed on Schedule 5.22 there are no actions, suits, claims or proceedings, pending or threatened, nor to the best knowledge of In2itive does there exist any basis therefor, which may result in any liability with respect to any Plan to In2itive, or any Plan or trust thereof.

                  5.23 Licenses and Permits. In2itive has all material governmental licenses and permits and other material governmental authorizations and approvals required for the conduct of its businesses as presently conducted.

                  5.24 Relations With Suppliers and Customers. Neither In2itive nor the Shareholders is required to provide any bonding or other financial security arrangements in connection with any transaction with any customer or supplier. Neither In2itive nor the Shareholders has received any notice that any customer or supplier of In2itive will cease to do business with In2itive or refuse to do business with SPSS, or In2itive after the consummation of the transactions contemplated hereby.

                  5.25 Interests in Competitors, Suppliers and Customers. Except as set forth in Schedule 5.25, none of the Shareholders nor any manager or director of In2itive or any entity controlled by or under common control with In2itive has a greater than five percent (5%) ownership interest in any competitor, supplier or customer of In2itive or any property used in the operation of its businesses.

                  5.26 Employment Matters. Schedule 5.26 contains a list of all oral and written employment or consulting contracts or other agreements or arrangements to which In2itive is a party or by which it is bound, and all these contracts and arrangements are in full force and effect. Except as disclosed on Schedule 5.26, there are no other oral contracts or arrangements of the type described in the preceding sentence. There have been no claims of defaults and there are no facts or conditions which if continued, or with the giving of notice, will result in a default under these contracts or arrangements.

                  5.27 Related Transactions. In2itive has not made or entered into any loan, contract, lease, commitment, arrangement or understanding with any of its directors, managers, employees, shareholders or any entity controlled by or under common control with In2itive, except normal compensation arrangements with managers, all of which are reasonable in amount and terminable by In2itive on 30 days' notice.

                  5.28 Brokers and Finders. Neither In2itive nor the Shareholders (nor any of their respective managers, directors, employees, affiliates, associates, or family members), has employed any broker, finder or investment banker, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

                  5.29 Questionable Payments. Neither In2itive nor the Shareholders, nor any director, manager, agent, employee or other person associated with or acting on behalf of In2itive has directly or indirectly: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to government officials or employees or to political parties or campaigns from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) intentionally made any false or fictitious entry on the books or records of In2itive; (e) made any bribe, payoff, influence payment, kickback or other unlawful payment; or (f) made any bribe or other payment of a similar or comparable nature to any person or entity, private or public, regardless of form, to obtain favorable treatment in securing business or to obtain special concessions or treatment.

                  5.30 Books and Records. The books and records of In2itive have been maintained in accordance with Danish bookkeeping regulations and commercially reasonable business and bookkeeping practices and accurately reflect in all material respects the business, assets, properties, rights, obligations, liabilities and operations of In2itive.

                  5.31 Bank Accounts;  Safe Deposit Boxes.  Included on Schedule
5.31 are the names and locations of all banks in which In2itive has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

                  5.32 Full Disclosure. In2itive and the Key Shareholders have disclosed to SPSS all facts material to the business, operations, assets or condition (financial or otherwise) of In2itive. To the best knowledge of the Key Shareholders, no representation or warranty by the Shareholders in this Agreement, any of the Schedules attached hereto or any other documents, exhibits, certificates or schedules furnished to SPSS pursuant hereto, contains, or as of the Closing Date will contain, any untrue statement of a material fact, or omits, or as of the Closing

Date will omit, to state any material fact necessary to make the statements or facts contained therein not misleading. The copies of all documents furnished to SPSS hereunder are true and complete copies of the originals thereof in all material respects.

                  5.33 Effect of Certificates. All representations and warranties made in certificates of In2itive and the managers of In2itive or the Key Shareholders, or any of the foregoing, delivered hereunder shall be deemed to be additional representations and warranties of the Shareholders.

                  5.34 Accounting Matters. Neither In2itive nor the Shareholders has taken or agreed to take any action that would prevent SPSS from accounting for the business transaction to be effected by the Acquisition as a pooling of interests.


                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF SPSS

         SPSS represents and warrants to In2itive as follows:

                  6.1 Organization and Qualification. SPSS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

                  6.2 Authority. SPSS has full power, capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by SPSS, and no other corporate proceedings on the part of SPSS are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SPSS and constitute legal, valid and binding agreements of SPSS, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, and (iii) enforceability of Section 4.5 of this Agreement may be subject to limitations of public policy under and State securities laws.

                  6.3 Consents and Approvals. There is no authorization, consent, order or approval of, or notice to or filing with, any individual or entity required to be obtained or given in order for SPSS to consummate the transactions contemplated hereby and fully perform their obligations hereunder. SPSS has received a form of the pooling letter referred to in Section 12.8 herein, and has no reason to believe that a final letter from KPMG Peat Marwick LLP will not be delivered as required under Section 12.7.

                  6.4 Absence of Conflicts. The execution, delivery and performance by SPSS of this Agreement (including, without limitation, the offering, issuance and sale of the SPSS Common Stock in the Acquisition) and the consummation by SPSS of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with or result in a breach or default under any term or condition of the Articles of Incorporation or By-laws of SPSS, (ii) violate any provision of law, statute, rule or regulation to which SPSS is or was subject, (iii) violate any order, judgment or decree which is or was applicable to SPSS or (iv) conflict with, or result in a breach or default under, any term or condition of the Certificates of Incorporation or By-Laws of SPSS or any agreement or other instrument to which either of them is a party or by which either of them is bound, or (v) cause, or give any person grounds to cause the maturity of any debt, liability or obligation of SPSS to be accelerated or increase any such liability or obligation.

                  6.5 Capitalization. The authorized capital stock of SPSS consists solely of 50,000,000 shares of SPSS Common Stock, of which, as of September 30, 1997, approximately 8,637,440 shares were issued and outstanding. All the issued and outstanding shares of SPSS Common Stock are validly issued, fully paid and nonassessable. There are no options, warrants or other rights, agreements or commitments obligating of SPSS to issue shares of its capital stock except for stock options to purchase approximately 1,807,482 shares of SPSS Common Stock pursuant to various SPSS option plans and agreements and employee rights to purchase SPSS Common Stock pursuant to SPSS' employee stock purchase plans.

                  6.6 Reports and Financial Statement. SPSS has previously furnished In2itive with true and complete copies of its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the SEC,
(ii) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, as filed with the SEC and (iii) its report on Form 8-K to reflect the acquisition of Quantime Limited filed October 15, 1997 as filed with SEC (collectively the "SPSS Reports"). The audited and unaudited consolidated financial statements of SPSS (the "SPSS Financial Statements") included or incorporated by reference into such SPSS Reports have been prepared in accordance with generally accepted accounting principles applied in a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of SPSS and its consolidated subsidiaries, as of the dates thereof, and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited financial statements, to normal year-end adjustments which are not materially adverse. The SPSS Reports required to be filed by SPSS under the Exchange Act since December 31, 1996 and its 1997 proxy statement have been filed by SPSS in a timely manner, to the best of SPSS's knowledge, were complete and correct in all material respects, as of the dates at which the information was furnished, and, to the best of SPSS's knowledge, contained no untrue statement of a material fact, nor omitted to state a material fact or disclose any liability required to be included therein or necessary in light of the circumstances under which it was made in order to make the statements made therein not misleading.

                  6.7 Litigation and Administrative Proceedings. There is no claim, action, suit, proceeding or investigation in any court or before any governmental or regulatory authority pending or threatened against or affecting SPSS which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby.

                  6.8 Brokers and Finders. SPSS has not employed any broker, finder or investment banker, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated by this Agreement.

                  6.9 SPSS Common Stock. The SPSS Common Stock to be issued in the Acquisition, when delivered in accordance with this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable.

                  6.10 Effect of Certificates. All representations and warranties made in certificates of SPSS and the officers of SPSS, or any of the foregoing, delivered hereunder shall be deemed to be additional representations and warranties of SPSS.

                  6.11 Pooling of Interests Accounting. SPSS has consulted with KPMG Peat Marwick LLP as its independent auditors, regarding the ability to qualify for pooling of interests accounting relating to the transactions contemplated hereunder. Such auditors have not stated to SPSS any material doubt that pooling of interests accounting will be available with respect to the transactions contemplated hereunder. Based on its discussions with KPMG Peat Marwick LLP, and assuming the accuracy of the information in the Schedules attached hereto and the other information disclosed in connection with the transactions contemplated by this Agreement, SPSS believes that the condition precedent contained in Section 12.8 hereof will be satisfied.

                  6.12 Dividends and Distributions. From December 31, 1996 to the date hereof, SPSS has not declared or paid any dividends on any shares of its capital stock nor has it made any other payments or distributions to its stockholders.

                  6.13 Marketable Title. SPSS owns and has good and marketable title to the SPSS Common Stock, free and clear of any lien, pledge, claim, encumbrance, restriction or right of any third party of any kind. On the Closing Date, the Stockholders will acquire good and marketable title to the SPSS Common Stock, free and clear of the aforesaid, including without limitation, any of the foregoing set forth in the Bylaws of SPSS.

                  6.14 Reliance on Responses. SPSS, its agents, counsellors and other representatives have had an opportunity to interrogate In2itive, the management of In2itive and the auditor of In2itive about In2itive, its accounts, its activities, its management, its personnel and employment agreements, its lease contracts and all other material third party contracts, its supply and distribution contracts, its insurance coverage, its intangible rights and all other contract rights and obligations related to or referred to in this Agreement and the attached schedules. SPSS has relied on the accuracy of all of the responses given it by In2itive, its management, and its auditor in connection with the transactions contemplated by this Agreement and all such questions have been satisfactorily answered.

                                   ARTICLE VII

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  7.1         Conduct of Business

                  (a) Conduct of Business by In2itive. During the period from the date of this Agreement to the Closing Date of the Acquisition Agreement, the Shareholders shall ensure that In2itive shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current managers and employees, preserve its relationships with customers, suppliers, licensor, licensees, distributors and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Closing Date of the Acquisition Agreement. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date of the Acquisition Agreement, In2itive shall not:

                  (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock;

                  (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or purchase, redeem or otherwise acquire any shares of capital stock of In2itive or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (iii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants, or options to acquire, any such shares, voting securities or convertible securities;

                  (iv) other than as disclosed elsewhere in this Agreement, amend its Articles of Incorporation, By-laws or other comparable charter or organizational documents;

                  (v) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that individual or in the aggregate are material to In2itive, except purchases of inventory in the ordinary course of business consistent with past practice;

                  (vi) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets;

                  (vii) (A) incur any indebtedness, except for short term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person;

                  (viii) make or agree to make any equipment leases or any new capital expenditure or capital expenditures which are individually in excess of $5,000 or in the aggregate are in excess of $10,000;

                  (ix) make any tax election that could reasonably be expected to have a material adverse effect or settle or compromise any income tax liability;

                  (x) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Financial Statements or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

                  (xi) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which In2itive is a party or waive, release or assign any material rights or claims thereunder;

                  (xii) take any action that (without giving effect to any action taken or agreed to be taken by SPSS or any of its affiliates) would prevent SPSS from accounting for the business combination to be effected by the Acquisition as a pooling of interests or from treating the Acquisition as a "reorganization" under Section 368(a) of the Code; or

                  (xiii) take any action to institute any new severance or termination pay practices with respect to any directors, managers or employees of In2itive or to increase the benefits payable under its severance or termination pay practices in effect on the date hereof; and

                  (xiv) (except for salary increases in the ordinary course of business and consistent with past practice) adopt or amend, in any material respect, except as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, managers or employees.

                  (xv) authorize any of, or commit or agree to take any of, the foregoing actions;

                  (b) Negotiations with Others. Neither the Shareholders nor In2itive shall, directly or indirectly, through any manager, director, employee, representative or agent thereof, solicit or encourage (including by way of furnishing nonpublic information) or take other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Business Combination Proposal (as defined below) from any person, or engage in any discussions or negotiations relating thereto or in furtherance thereof or accept any acquisition proposal. For the purposes of this Agreement "Business Combination Proposal" means inquiries or proposals regarding (i) any merger, consolidation, sale of substantial assets or similar transactions involving In2itive, (ii) sale of 10% or more of the outstanding shares of capital stock of In2itive or similar transactions involving In2itive, or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. In2itive and the Shareholders shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing.

                  (c) Notification of Certain Matters. The Shareholders shall give prompt notice to SPSS and SPSS shall give prompt notice to the Shareholders of: (i) the occurrence or failure to occur, of any event which such party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date and (ii) any failure of the Shareholders on the one hand or SPSS on the other hand, as the case may be, or of any officer, manager, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

                  (d) Pooling Accounting. The Shareholders and SPSS hereby agree
(i) not to take any action, based on information or advice provided by KPMG Peat Marwick LLP, that would adversely affect the ability of SPSS to treat the Acquisition as a pooling of interests, and (ii) to take such action as may be reasonably required to negate the impact of any past actions which, based on information or advice provided by KPMG Peat Marwick LLP, would adversely affect the ability of SPSS to treat the Acquisition as a pooling of interests in accordance with generally accepted accounting principles consistently applied and all published rules, regulations and policies of the SEC.

                                  ARTICLE VIII

                          COVENANTS OF THE SHAREHOLDERS

         The Shareholders covenant as follows:

                  8.1 Consents and Approvals. The Shareholders agree to use all reasonable efforts to make all registrations, filings and applications, and give all notices and obtain all governmental and other consents, approvals, orders, qualifications and waivers necessary for the consummation of the transactions contemplated by, or the performance by In2itive and the Shareholders of any of their obligations under, this Agreement, or which may become reasonably necessary or desirable in connection with any of the foregoing, in each case upon terms and conditions reasonably satisfactory to SPSS and its counsel.

                  8.2 Tax Returns. SPSS will cooperate with the Shareholders to file, or cause to be prepared and filed, on a timely basis all income tax returns of In2itive due after the Closing Date and attributable to periods ending on or before the Closing Date (the "Returns"). SPSS shall direct the preparation and filing of the Returns; provided, however, that the Shareholders shall be responsible for paying any Taxes to the extent of the indemnity therefor.

                  8.3         Access to Information.

                  (a) From the signing of this Agreement to the Closing Date, the Shareholders shall allow SPSS to have complete access at all reasonable times to In2itive's managers, employees, agents, properties, books and records, and shall furnish SPSS all financial, operating and other data and information as SPSS including, but not limited to such information as may be reasonably requested from time to time concerning the underlying tax basis of each shareholders stock of In2itive, through its officers, employees or agents, may reasonably request.

                  (b) No investigation pursuant to this Section 8.3 shall affect, add to or subtract from any representations or warranties or the conditions to the obligations of the parties hereto to effect the Acquisition.

                  8.4 Affiliates and Certain Stockholders. Prior to the Closing Date, the Shareholders shall cause In2itive to deliver to SPSS a letter identifying all persons who are "affiliates" of In2itive for purposes of applicable interpretations regarding the pooling-of-interests method of accounting (the "In2itive Affiliates"). The Shareholders shall cause each In2itive Affiliate to deliver to SPSS on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit C hereto (the
"Affiliates Letter"). If the Acquisition would otherwise qualify for pooling-of-interests accounting treatment, shares of SPSS Common Stock issued to such affiliates of In2itive in exchange for Shares shall not be transferable until such time as financial results covering at least thirty (30) days of combined operations of SPSS and In2itive have been published within the meaning of Section 201-01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.4, except to the extent permitted by, and in accordance with, Accounting Series Release 135 and Staff Accounting Bulletins 65 and 76 (such date is hereinafter referred to as the "Earnings Release Date"). Any shares of SPSS Common Stock held by Affiliates shall not be transferable, regardless of whether each such Affiliate has provided the written agreement referred to in this Section 8.4, if such transfer, either alone or in the aggregate with other transfers by Affiliates, would preclude SPSS's ability to account for the business combination to be effected by the Acquisition as a pooling of interests. The Shareholders shall ensure that In2itive shall not register the transfer of any certificate representing capital stock of In2itive, unless such transfer is made in compliance with the foregoing. Except as provided in Article 4 hereof, SPSS shall not be required to maintain the effectiveness of any registration statement under the 1933 Act for the purposes of resale of the SPSS Common Stock by Affiliates.

                  8.5 Further A surances. The Shareholders shall from time to time, at the request of SPSS and without further cost or expense to SPSS, execute and deliver such other documents and take such other actions as shall be reasonably necessary or appropriate to consummate fully the transactions contemplated hereby.


                                   ARTICLE IX

                                COVENANTS OF SPSS

                  SPSS covenants as follows:

                  9.1 Retention of Records. After the Closing Date, SPSS will retain all of In2itive's books and records in their possession in accordance with the requirements of Danish law and SPSS's policies for retention of its own books and records, and upon reasonable notice, for a reasonable purpose, during SPSS's regular business hours and at reasonable intervals, will provide the Shareholders, and their respective agents and representatives designated in writing, access to such books and records, concerning periods prior to the Closing Date.

                  9.2 Severance Packages. Within a reasonable time after the Closing Date, SPSS shall provide reasonable severance packages, as it determines in its sole discretion, to In2itive employees who are not retained for employment with SPSS.

                  9.3 Further Assurances. SPSS shall from time to time, at the request of the Shareholders and without further cost or expense to the Shareholders, execute and deliver such other documents and take such other actions as shall be reasonably necessary or appropriate to consummate fully the transactions contemplated hereby.

                  9.4 Affiliates and Certain Stockholders. Prior to the Closing Date, SPSS shall identify all persons who are "affiliates" of SPSS for purposes of applicable interpretations regarding the pooling-of-interests method of accounting (the "SPSS Affiliates"). SPSS shall cause each SPSS Affiliate to deliver to SPSS on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit D hereto (the "SPSS Affiliate Letter"). If the Acquisition would otherwise qualify for pooling-of-interests accounting treatment, SPSS Affiliates shall not transfer any shares of SPSS Stock until such time as financial results covering at least thirty (30) days of combined operations of SPSS and In2itive have been published within the meaning of Section 201-01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 9.4, except to the extent permitted by, and in accordance with, Accounting Series Release 135 and Staff Accounting Bulletins 65 and 76 (such date is hereinafter referred to as the "Earnings Release Date"). Any shares of SPSS Common Stock held by SPSS Affiliates shall not be transferable, regardless of whether each such SPSS Affiliate has provided the written agreement referred to in this Section 9.4, if such transfer, either alone or in the aggregate with other transfers by SPSS Affiliates, would preclude SPSS's ability to account for the business combination to be effected by the Acquisition as a pooling of interests. SPSS shall ensure that it shall not register the transfer of any certificate representing capital stock of SPSS, unless such transfer is made in compliance with the foregoing.


                                    ARTICLE X

                                MUTUAL COVENANTS

                  Each of the parties hereto covenants as follows:

                  10.1 Confidentiality. Except as disclosed on Schedule 10.1 and as otherwise required by law or judicial or administrative proceedings, including proceedings between the parties with respect to the transactions contemplated hereby, and then only to the extent specifically required by such proceedings, and except for public announcements on the advice of counsel, each of the parties agrees not to (i) disclose any Confidential Information (defined hereinbelow) of any other party, or the terms of this Agreement, to any individual or entity (other than its directors, officers, managers, employees, agents and representatives with a need to know such Confidential Information in order to consummate the transactions contemplated hereby and then only if reasonable steps are taken with such parties to preserve the confidentiality thereof) or (ii) use any Confidential Information for any purpose other than, with respect to SPSS, operating the acquired business. "Confidential Information" shall mean any secret or confidential information of the software business, In2itive, SPSS, including, but not limited to, customer information, financial information, technical information, details or information concerning contracts, trade secrets, marketing information or any other data, information or proprietary information of or relating to the software business, In2itive, SPSS or any affiliate thereof, or their respective products or services. No obligations shall exist under this Agreement with respect to Confidential Information that (i) is publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of In2itive, the Shareholders, SPSS, (ii) is disclosed by a third party which does not have a confidential relationship with In2itive, the Shareholders, SPSS, and which was rightfully acquired by third party, or (iii) is legally compelled to be disclosed pursuant to a subpoena, summons, order or other judicial or governmental process, provided that the parties hereto provide prompt notice of any such subpoena, summons, order or other judicial or governmental process to such other parties of the Confidential Information, so as to allow the parties an opportunity to oppose such process.

                  10.2 Consistent Tax Reporting. The parties agree for tax purposes to report the transactions contemplated by this Agreement, and to treat any subsequent related transactions or items, in a manner consistent in all respects with the terms and provisions of this Agreement. Each party shall cooperate with the other parties as appropriate for all relevant tax purposes relating to the transactions contemplated by this Agreement.

                  10.3 Cooperation. The parties agree to cooperate for all other reasonable purposes after the Closing, including with respect to any audit by any taxing authority of any of the income tax or other tax returns of In2itive.


                                   ARTICLE XI

                  CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS

         The obligations of the Shareholders to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of the following conditions:

                  11.1 Representations and Warranties. The representations and warranties of SPSS shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

                  11.2 Performance. SPSS shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by them on or before the Closing Date.

                  11.3 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions listed on Schedule 6.3 hereto or otherwise required of any persons or governmental authorities or private agencies in connection with the consummation of the transactions contemplated by and the performance by SPSS of their respective obligations under this Agreement shall have been made or obtained and all applicable waiting periods shall have expired or been terminated.

                  11.4 No Litigation. No action, suit or proceeding shall have been instituted by any person or entity, or threatened by any governmental agency or body, before a court or governmental body, to restrain or prevent the consummation of the transactions contemplated by, or the performance by SPSS of its obligations under, this Agreement or which seeks other relief with respect to any of such transactions or which could reasonably be expected to have a materially adverse effect on the businesses, results of operations, assets, financial condition or prospects of SPSS. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement.

                  11.5 Pooling. In2itive shall have discussed with and received approval from KPMG Peat Marwick LLP as to any action to be taken by or inaction of In2itive of In2itive or the Shareholders between the date hereof and the Closing Date which would or may prevent SPSS from accounting for the transactions contemplated hereunder as a pooling of interests by SPSS for purposes of its consolidated financial statements under generally accepted accounting principles and applicable SEC rules and regulations. No action shall have been taken by any government authority or any statute, rule, regulation or order, promulgated or issued by any governmental authority, or any proposal made for any such action by any governmental authority which is reasonably likely to be put into effect, that would prevent SPSS from accounting for the transactions contemplated hereunder as a pooling of interests.

                  11.6       Delivery.  At the closing the documents referred in
Section 13.1(b) shall be delivered to the Shareholders.

                  11.7 Legal Opinion. The Shareholders shall have received the written opinion dated the Closing Date of counsel to SPSS referenced in
Section 13.1(b).


                                   ARTICLE XII

                        CONDITIONS TO OBLIGATIONS OF SPSS

                  The  obligation  of  SPSS  to  consummate   the   transactions
contemplated hereby is subject to the satisfaction on or prior to the Closing Date of the following conditions:

                  12.1 Representations and Warranties. The representations and warranties of the Shareholders shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

                  12.2 Performance. The Shareholders shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by it on or before the Closing Date.

                  12.3 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind listed on the schedules attached hereto or otherwise required of any persons or governmental authorities or private agencies in connection with the consummation of the transactions contemplated by, and the performance by the Shareholders of their respective obligations under this Agreement shall have been made or obtained and all applicable waiting periods shall have expired or been terminated, in each case upon terms and conditions reasonably satisfactory to SPSS.

                  12.4 No Litigation. No action, suit or proceeding shall have been instituted by any person or entity, or threatened by any governmental agency or body, before a court or governmental body, to restrain or prevent the consummation of the transactions contemplated by, or the performance by the Shareholders of their respective obligations under, this Agreement or which seeks other relief with respect to any of such transactions or which could reasonably be expected to have a materially adverse effect on the businesses, results of operations, assets, financial condition or prospects of In2itive. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement.

                  12.5 Non-Compete Agreements. SPSS and each of the individuals listed on Schedule 11.5 shall have entered into a Non-Competition Agreement, substantially in the attached hereto as Exhibit E.

                  12.6 Legal Opinion. SPSS shall have received the written opinion, dated the Closing Date, of Mazanti-Andersen & Korso Jensen, counsel to In2itive, substantially in the form attached hereto as Exhibit F.

                  12.7 Pooling. SPSS shall have received from KPMG Peat Marwick LLP a letter dated as of the Closing Date, in form and substance reasonably acceptable to SPSS, and stating that the transactions to be effected hereunder may be accounted for as a pooling of interests by SPSS for purposes of its consolidated financial statements under generally accepted accounting principles and applicable SEC rules and regulations. No action shall have been taken by any government authority or any statute, rule, regulation or order, promulgated or issued by any governmental authority, or any proposal made for any such action by any governmental authority which is reasonably likely to be put into effect, that would prevent SPSS from accounting for the transactions contemplated hereunder as a pooling of interests.

                  12.8 Shareholder Approval. This Agreement and the Acquisition shall have been approved and adopted by the consent of the Shareholders in accordance with the DCA and the Articles of Incorporation and By-laws of In2itive.

                  12.9 Affiliates and Certain Stockholders. (a) Prior to the Closing Date, the Shareholders shall cause In2itive to deliver to SPSS the Affiliates Letters in form and substance satisfactory to SPSS in its sole discretion.

                  12.10   Delivery.  At the Closing, the documents referenced in
Section 13.1(a) shall be delivered to SPSS.


                                  ARTICLE XIII

                               CLOSING DELIVERIES

                  13.1(a)     The following deliveries shall be made to SPSS at
the Closing:

                                     (i) Books  and  Records.  The  Shareholders
                  shall have caused to be delivered to SPSS all of In2itive's books and records, including without limitation the stock transfer and minute books and financial records. The Shareholders shall cause the transfer of the ownership of the shares of In2itive to SPSS to have been duly registered in the share register.

                                    (ii) Legal Opinion.  The Shareholders  shall
                  cause to be delivered to SPSS the written legal opinion, dated the Closing Date, of Mazanti- Andersen, Korso Jensen & Partners counsel to In2itive, substantially in the form attached hereto as Exhibit F.

                                   (iii) Consents.  The Shareholders shall cause
                  In2itive to deliver to SPSS all consents and approvals required in connection with the performance by the Shareholders of their obligations under this Agreement and the consummation by the Shareholders of the transactions contemplated hereby and thereby, including the consent by the Board of Directors of In2itive to the transfer of the Shares to SPSS.

                                    (iv) Closing Certificates.  The Shareholders
                  shall deliver, or cause to be delivered, to SPSS closing certificates in the form attached as Exhibit G hereto, and such other documents as SPSS and its counsel shall reasonably request.

                                     (v) Charter; Certificates. The Shareholders
                  shall cause to be delivered to SPSS the Shares duly endorsed to SPSS, In2itive's Articles of Incorporation, as amended to the Closing Date, certified by the Commerce and Companies Registry and a Certified Copy of Compiled Summary from the Commerce and Companies Registry and each other jurisdiction in which In2itive is required to be qualified.

                                    (vi)        Affiliate  Letters.  SPSS  shall
                  have received an executed Affiliate Letter from each In2itive Affiliate.

                                   (vii) Stock Pledge and Escrow Agreement.  The
                  Shareholders shall have executed and delivered the Stock Pledge and Escrow Agreement, substantially in t e form attached hereto as Exhibit H hereto and the Escrowed Shares shall have been deposited with the Escrow Agent to be held in escrow pursuant to the provisions of the Stock Pledge and Escrow Agreement.


                                  (viii) CFMC Compliance. The Shareholders shall
                  have received and delivered to SPSS evidence that the right of first refusal to purchase the capital stock of In2itive by Computers for Marking Corporation, a California corporation ("CFMC") pursuant to that certain Joint Development Agreement between CFMC and In2itive, has been complied with or waived.

                                    (ix)  Performance.  The Shareholders  hereto
                  shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by them on or before the Closing Date.

                                     (x) Further  Assurances.  The  Shareholders
                  shall deliver, or cause to be delivered, all other documents required to be delivered at the Closing by the other party and shall take all other actions which the other parties may reasonably determine necessary or appropriate in order to consummate fully the transactions contemplated hereby.

                  13.1(b)              The Following deliveries shall be made to
 the Shareholders at the Closing:

                                     (i) Legal  Opinion.  SPSS shall cause to be
                  delivered to the Shareholders the written legal opinion, dated the Closing Date, of Ross & Hardies, counsel to SPSS, substantially in the form attached hereto as Exhibit I.

                                    (ii)  Consents.  SPSS  shall  deliver to the
                  Shareholders the pooling letter referred to in Section 12.8 herein and all consents and approvals required in connection with the performance by SPSS of its obligations under this Agreement and the consummation by SPSS of the transactions contemplated hereby and thereby, including the consent by the Board of Directors of SPSS to the purchase of the shares of In2itive.

                                   (iii) Closing Certificates. SPSS shall deliver, or cause to be delivered, to the Shareholders closing certificates in the form attached as Exhibit J hereto, the Restated Certificate of Incorporation of SPSS, By-laws, and Good Standing Certificate certified by the Secretary of State of Delaware.

                                    (iv)    Affiliate Letters.  The Shareholders
                  shall have received an executed Affiliate Letter from each SPSS Affiliate.

                                     (v) Stock Pledge and Escrow Agreement.  The
                  Shareholders  shall  have  executed  and  delivered  the Stock
                  Pledge and Escrow Agreement, substantially in the form attached hereto as Exhibit H hereto and the Escrowed Shares shall have been deposited with the Escrow Agent to be held in escrow pursuant to the provisions of the Stock Pledge and Escrow Agreement.

                                    (vi)        Share  Certificates.  SPSS shall
                  deliver, or cause to be delivered, duly issued and signed share certificates for 90% of the purchase price together with stock powers in blank.

                                   (vii) Further Assurances. SPSS shall deliver,
                  or cause to be delivered, all other documents required to be delivered at the Closing by the other party and shall take all other actions which the other parties may reasonably determine necessary or appropriate in order to consummate fully the transactions contemplated hereby.

                                   ARTICLE XIV

                          SURVIVAL AND INDEMNIFICATION

                  14.1 Survival of Representations and Warranties; Covenants. Except as otherwise set forth in this Article XIV of this Agreement, all representations and warranties contained herein or made in writing by any party in connection herewith shall survive the Closing Date until the earlier of the first anniversary of the Closing Date or the Audit Release Date. All covenants contained herein shall survive until performed fully.

                  14.2        Indemnification.

                  (a) The Shareholders agree to indemnify and hold SPSS and its affiliates and the respective officers, directors, employees, agents and representatives of each of the foregoing (collectively, the "Representatives") harmless from and against any and all costs, expenses, losses, claims, damages, penalties, fines, liabilities and obligations whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and attorneys' fees and expenses) (individually, a "Loss," and collectively, "Losses") arising out of or relating to (i) any breach of any representation or warranty made by the Shareholders (A) set forth herein or in any related schedule or (B) set forth in any closing certificate or other document entered into or delivered by In2itive or the Shareholders in connection with this Agreement; (ii) any breach of any covenant, obligation or agreement of In2itive or the Shareholders contained in this Agreement, or set forth in any closing certificate or other document entered into or delivered in connection with this Agreement; and (iii) any intentional fraud or criminal act on the part of In2itive or the Shareholders.

                  (b) Without limitation as to the indemnification set forth in subparagraph (a) hereof, the Shareholders agree to indemnify and hold SPSS, and its affiliates and Representatives harmless from and against (i) any Taxes of or incurred by In2itive for any taxable year or other period the Return for which was filed or due on or before the Closing Date; (ii) any Taxes incurred by In2itive for any taxable year or other period ending on or prior to the Closing Date, the Return for which is filed or due after the Closing Date, to the extent in excess of the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) as set forth in its most recent balance sheet contained in the Financial Statements; (iii) the pro-rata share of any Taxes incurred by In2itive for any taxable year or other period beginning before and ending after the Closing Date, to the extent in excess of the reserve for tax liability (excluding any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth or included in its most recent balance sheet contained in the Financial Statements, as adjusted for the passage of time through the Closing Date in accordance with In2itive's past practice and customs; and (iv) all Taxes of any corporation other than In2itive which was at any time prior to the Closing Date a member of an "affiliated group" of corporations that included In2itive. For purposes of this Subparagraph 14.2(b), in the case of any taxable period beginning before and ending after the Closing Date, for purposes of determining the amount of liability for Taxes attributable to the portion of the taxable period ending on or before the Closing Date: (A) in the case of sales, use, payroll or excise Taxes or Taxes based upon or related to income, such portion of the taxable period shall be deemed to be a separate taxable year and the Shareholders' liability shall be determined by taking into account all items of income, gain, loss, deduction or credit on a basis consistent with that employed in preparing the federal income tax return of In2itive for the taxable year ending on the Closing Date and the relevant state or local tax return for prior years, and (B) in the case of other Taxes, the Shareholders' liability shall equal a pro-rata portion of the liability for taxes for the entire taxable period based on the ratio of the number of days from the beginning of such taxable period through the Closing Date to the total number of days included in such taxable period.

                  (c) All Losses payable by the Shareholders to SPSS pursuant to the indemnities provided in this Agreement shall not aggregate an amount greater than the Escrow Shares (the "Cap"), except as set forth in this Section 14.2(c). Except for a claim under Section 4.5(b) hereunder or a claim based on a breach of a representation or warranty hereunder caused by intentional fraud or criminal action on the part of a Shareholder, a claim against the Escrowed Shares shall be the exclusive remedy for SPSS hereunder. Except for a claim under Section 4.5 hereunder or a claim based on a breach of a representation or warranty hereunder involving intention fraud or criminal action on the part of a Shareholder, the indemnity provided in this Agreement shall not apply until the cumulative amount of all Losses shall exceed one percent (1%) of the Purchase Price, as measured by multiplying the number of shares issued pursuant to this Agreement times the closing price for SPSS on the Closing Date, in the aggregate (the "Basket"). If the Basket is exceeded, SPSS shall be entitled to the excess, if any, of the full amount of all such claims over the Basket, subject to the Cap. Notwithstanding any other provision of this Agreement, in no event shall the amount of Losses for which SPSS is indemnified by any Shareholder pursuant to Section 4.5 hereof or for which SPSS is indemnified by any Shareholder and which result from a breach of a representation or warranty caused by intentional fraud or criminal action by another Shareholder (but not the indemnifying Shareholder) exceed the purchase price paid by SPSS to such Shareholder hereunder, less any other Losses for which SPSS is indemnified by such Shareholder under this Agreement (but not subtracting the amount of Losses resulting from a breach of a representation or warranty involving intentional fraud or criminal action by such Shareholder).

                  If a claim for breach of a representation or warranty on the part of the Shareholder or Shareholders is based on intentional fraud or criminal action and is made against a Shareholder or Shareholders of In2itive (the "Defrauding Shareholder") by SPSS, the Defrauding Shareholder which has engaged in such intentional fraud or criminal action shall indemnify and hold SPSS and its Representatives harmless from and against all Losses resulting from such breach of a representation or warranty caused by intentional fraud or criminal action by the Defrauding Shareholder without regard to the Basket or the Cap, and SPSS agrees to claim first against the Defrauding Shareholder to recoup its Losses. If the amount of the Losses resulting from the breach of a representation or warranty caused by intentional fraud or criminal action by the Defrauding Shareholder exceeds the amount for which SPSS and its Representative have recouped from the Defrauding Shareholder and its Representatives, then each other Shareholder shall be responsible for its pro rata share of the remainder of such Losses on a pro-rata basis up to a maximum of the purchase price paid by SPSS to such Shareholder (its pro rata share of the Purchase Price) less such Shareholder's share of any other Losses (except for the amount of Losses resulting from a breach of any other representation or warranty involving intentional fraud or criminal action by such Shareholder) for which SPSS is indemnified by such Shareholder under this Agreement (the "Fraud Cap"). Notwithstanding anything contained or implied in this Agreement, the indemnity obligations set forth hereinabove in this paragraph shall survive the Closing without limitation except as provided by the applicable statute of limitations (including any extension of said statute of limitations); provided, however that the indemnity obligations of 2M Invest A/S and Dansk Erhvervsinvestering A/S set forth in this paragraph shall only survive until the second anniversary date of the Closing Date.

                  (d) Any indemnification payment made pursuant to Article XIV of this Agreement shall be adjusted to reflect any tax benefit or liability gained or incurred as a result of such indemnification payment.

                  14.3 Indemnification by SPSS. SPSS agrees to indemnify and hold the shareholders and its affiliates and the respective managers, directors, employees, agents and representatives of each of the foregoing harmless from and against any and all Losses relating to (i) any breach of any representation or warranty of SPSS set forth herein or in any related schedule, or set forth in any closing certificate or other document entered into or delivered by SPSS in connection with this Agreement; (ii) any breach of any covenant, obligation or agreement of SPSS contained in this Agreement or in any other closing document and (iii) any fraudulent representation or intentional misrepresentation on the part of SPSS, unless the claim intentional cause of action with respect thereto arises out of or is related to actions or omissions of In2itive or the Shareholders prior to the Closing Date.

                  14.4        Indemnification Procedure.

                  (a) An indemnified party under this Article XIV shall give prompt written notice to the indemnifying party (when and to the extent that the indemnified party has actual knowledge thereof) of any condition, event or
occurrence   (including   without  limitation  the  commencement  of  any  audit
proceeding, the notice of non-filing of returns, the notice of non-payment of tax, or any other similar action or notice by any federal, state or other taxing authority) or the commencement of any action, suit or proceeding for which indemnification may be sought, and through counsel reasonably satisfactory to the indemnified party, shall assume the defense thereof or other indemnification obligation with respect thereto; provided, however, that any indemnified party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice but at its own expense; and provided, further, that any indemnified party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice at the expense of the indemnifying party, if, under applicable canons of ethics, joint representation of the indemnifying party and the indemnified party presents a conflict of interest.

                  In any event, if the indemnifying party fails to assume the defense within a reasonable time, the indemnified party may assume such defense or other indemnification obligation and the reasonable fees and expenses of its attorneys will be covered by the indemnity provided for hereunder. No action, suit or proceeding for which indemnification may be sought shall be compromised or settled in any manner which might adversely affect the interests of the indemnifying party without the prior written consent of the indemnifying party (which shall not be unreasonably withheld); provided, however, that the indemnified party may settle any claim or cause of action without the indemnifying party's consent, but in such case the indemnifying party shall not be required to reimburse the indemnified party for its Losses except and to the extent that a court of competent jurisdiction finally determines on appeal that indemnifying party must indemnify the indemnified party therefor. Notwithstanding anything in this Section 14.4 to the contrary, the indemnifying party shall not, without the prior written consent of the indemnified party, (i) settle or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect the indemnified party other than as a result of money damages or other money payments. The indemnifying party shall pay all expenses, including attorneys' fees, that may be incurred by any indemnified party in enforcing the indemnity provided for hereunder.

                  (b) In the case of any  proposed or actual  assessment  of tax liabilities for which SPSS is entitled to indemnification from the Shareholders as provided in Section 14.2(b). SPSS shall give written notice to the
Shareholders as provided in subparagraph (a) hereof and shall contest such proposed or actual assessment through the administrative review or appeal procedures available under the relevant tax laws and regulations, provided, however, that SPSS shall not be required to contest such proposed or actual assessment unless the Shareholders shall first provide an opinion of counsel, reasonably acceptable to SPSS, stating that the Shareholders have a reasonable basis for their position. SPSS shall keep the Shareholders fully informed as to the progress of such contest. If at any point prior to the termination of the administrative review process, the Shareholders notify SPSS in writing that they are willing to accept a settlement proposed by the IRS with respect to such proposed or actual assessment of tax liabilities, SPSS will settle the proposed or actual tax assessment, and SPSS shall immediately be entitled to indemnification from the Shareholders. If the Shareholders never elect to request SPSS to settle and such administrative review process is unsuccessful at eliminating the proposed tax, SPSS shall be entitled to pay the tax (and any penalties and interest) and be entitled to indemnification from the Shareholders; provided, that if within ten (10) days of receipt from SPSS of notice that it is paying the tax, the Shareholders notify SPSS of their desire to contest the proposed or assessed tax deficiency in the courts, the Shareholders shall be entitled to do so provided that (a) if the proposed or actual tax deficiency is contested in tax court, the Shareholders shall pay from their own sources any amount of taxes, penalties and interest determined to be due and (b) if the proposed or actual tax deficiency is contested by suit for refund in any other court, funds shall be provided to SPSS and SPSS shall pay the tax and if the outcome of the contest determines that the tax paid should be refunded, such refund shall be returned to the Shareholders. Any post-administrative review contest shall be conducted at the sole cost and expense of the Shareholders.

                  14.5 Arbitration. Any dispute as to any claims under this Agreement shall be settled by binding arbitration in the City of Chicago, Illinois by three arbitrators, one of whom shall be appointed by the Shareholders, one by SPSS and the third of whom shall be appointed by the first two arbitrators. If either party fails to appoint an arbitrator within 20 days of a request in writing by the other party to do so or if the first two arbitrators cannot agree on the appointment of a third arbitrator within 20 days of their designation, then such arbitrator shall be appointed by the Chief Judge of the United States District Court for the Northern District of Illinois. Except as to the selection of arbitrators which shall be as set forth above, the arbitration shall be conducted promptly and expeditiously in accordance with the commercial arbitration rules of the American Arbitration Association so as to enable the arbitrators to render an award within 90 days of the commencement of the arbitration proceedings. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall bear the expenses of its arbitrator and shall jointly and equally share with the other the expenses for the third arbitrator and the arbitration.

                  14.6 Treatment as Adjustment of Acquisition Price. Any indemnity payment received by a party hereunder shall be treated as an adjustment of the acquisition price.


                                   ARTICLE XV

                        TERMINATION, AMENDMENT AND WAIVER

                              Termination.  This Agreement may be terminated at
any time prior to the Closing Date, whether before or after approval by the Shareholders of In2itive:

                  (a)         by the Board of Directors of SPSS;

                  (b) by the Shareholders or SPSS if a material breach of any provision of this Agreement has been committed and such breach is not waived;

                  (c) by SPSS, if the conditions set forth in Section XI hereof shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by In2itive on or before November 30, 1997; or

                  (d) by  the  Shareholders,  if the  conditions  set  forth  in
         Section XI hereof shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by SPSS or before November 30, 1997; or

                  (e) by either SPSS or the Shareholders if the Acquisition shall not have been consummated on or before November 30, 1997 or such later date as the parties hereto agree in writing.

                  15.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall hereafter become void and there shall be no liability or further obligation on the part of the Shareholders or SPSS or their respective officers, managers or directors, except as set forth in Section 10.1 and Section 16.3 and except that nothing herein will relieve any party from liability for breach of this Agreement.


                                   ARTICLE XVI

                                  MISCELLANEOUS

                  16.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of the parties.

                  16.2 Waiver of Compliance. Any failure of the Shareholders on the one hand, or SPSS, on the other, to comply with any obligation herein may be expressly waived hereunder, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any waiver must be in writing and duly executed by the appropriate parties.

                  16.3 Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the parties hereto agree that all fees and expenses incurred by In2itive or the Shareholders, on the one hand, and SPSS, on the other, in connection with this Agreement, and the transactions and other actions contemplated thereby or taken in connection therewith, shall be borne by the Shareholders, and by SPSS, respectively, including, without limitation, all fees of counsel and accountants, provided, however, the Shareholders and SPSS agree to each pay one-half of any assessed Danish stock transfer tax due upon completion of the Acquisition, SPSS agrees to pay fees incurred by In2itive to KPMG Peat Marwick for the audit of In2itive financials, if required, and the Total Shares shall be reduced accordingly. Payment of the fees and expenses incurred by the In2itive Shareholders not exceeding $99,163 shall be made by SPSS, and the Total Shares shall be reduced in accordance with Section 1.2 hereof.

                  16.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by facsimile transmission (receipt confirmed), one day after being sent by recognized overnight courier or delivery service, freight prepaid, or five days after being mailed, certified or registered mail, postage prepaid, return receipt requested:

                  (a)         If to the Shareholders to:

                                       Ole Stangegaard
                                       In2itive Technologies, AS
                                       Roejelskaer 11
                                       DK-2840 Holte, Copenhagen, Denmark
                                       Facsimile Number:  45 45 41 15 45

                                       with a copy to:

                                       Mazanti-Andersen, Korso Jensen & Brothers
                                       Store Kongensgade 69
                                       1264 Copenhagen, Denmark
                                       Attention: Georg Dedichen
                                       Facsimile Number: 011 45 33 111073

         or to such other person or address as In2itive or the Shareholders shall furnish to SPSS in writing by notice given in the manner set forth in (a) above.

                  (b)         If to SPSS to:

                                       SPSS Inc.
                                       444 North Michigan Avenue
                                       Chicago, Illinois 60611
                                       Attention:  Mr. Edward Hamburg
                                       Facsimile Number: (312) 329-3558

                                       with a copy to:

                                       Ross & Hardies
                                       150 North Michigan Avenue, Suite 2500
                                       Chicago, Illinois 60601
                                       Attention: T. Stephen Dyer, Esq.
                                       Facsimile Number: (312) 750-8600

or to such other person or address as SPSS shall furnish to In2itive in writing by notice given in the manner set forth above.

                  16.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law and except that SPSS may assign its rights and obligations under this Agreement to any other entity wholly owned by SPSS. If such assignment shall be made by SPSS, the assignee shall be entitled to all of the rights and shall assume all of the obligations of SPSS hereunder, provided, that SPSS shall remain liable for and guarantee the performance of such entity's obligations under this Agreement.

                  16.6 Publicity. In2itive nor the Shareholders, nor SPSS shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public, without the prior written consent of the other parties. This provision shall not apply, however, to any announcement or written statement required to be made by law, the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

                  16.7 Headings. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  16.8 Severability. If any provision of this Agreement shall be determined to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

                  16.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois of the United States of America, without regard to its conflicts of law doctrine. The parties hereto expressly submit themselves to the non-exclusive jurisdictions of the State and Federal Courts of the Northern District of Illinois for the resolution of any disputes which may arise under or with respect to compliance with this Agreement.

                  16.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  16.11 Third Parties. Nothing herein shall be construed to confer upon or give to any party other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                  16.12 References to Laws. References to particular statutes within this Agreement, to the extent such references relate to laws other than the laws of the United States or any particular State thereof, are intended to refer, and shall be construed as referring, to laws of Denmark.

                  16.13 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, covenants, representations or warranties, whether oral or written, by any party hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first written above.

                                                SPSS INC.


                                                /s/ Edward Hamburg
                                                By: Edward Hamburg

                                                Title:  Executive Vice President
                                                Corporate Operations and Chief
                                                Executive Officer

SHAREHOLDERS:

/s/ Jens Nielsen               /s/ Bjorn Haugland
----------------------------- ----------------------------
Jens Nielsen                   Bjorn Haugland

                              /s/ Soren Brunn,
/s/ Henrik Rosendahl          as power of attorney
----------------------------- ----------------------------
Henrik Rosendahl               2M Invest
                               By:
                               Its:

                              /s/ Ole Stangegaard,
/s/ Ole Stangegaard           as power of attorney
----------------------------- ----------------------------
Ole Stangegaard               Peter Tottrup

                              /s/ Ole Stangegaard,
/s/ Lars Thinggard            as power of attorney
----------------------------- ----------------------------
Lars Thinggaard               Steen Hansen

                              /s/ Ole Stangegaard,
/s/ Edward O'Hara             as power of attorney
----------------------------- ----------------------------
Edward O'Hara                  Magnus Egholm

/s/ Ole Stangegaard,           /s/ Ole Stangegaard,
as power of attorney           as power of attorney
----------------------------- ----------------------------
Mikkel Jorgensen               Michael Elbaek Bertelsen


/s/ Ole Stangegaard,          /s/ Ole Stangegaard,
as power of attorney          as power of attorney
----------------------------- ----------------------------
Bjarne Jensen                  Thomas Leistiko


/s/ Ole Stangegaard,          /s/ Ole Stangegaard,
as power of attorney          as power of attorney
----------------------------- ----------------------------
Dansk Erhvervsinvestering     Dorte Siggaard Andersen
By:

/s/ Ole Stangegaard,          /s/ Ole Stangegaard,
as power of attorney          as power of attorney
----------------------------- ----------------------------
MSP Finans 2 ApS               Hans Chr. Iversen

THE SHAREHOLDERS' REPRESENTATIVE HEREBY ACCEPTS AND AGREES TO THE DUTIES AND OBLIGATIONS SET FORTH HEREIN.




/s/ Ole Stangegaard
-----------------------------
Ole Stangegaard, as Shareholders' Representative

                                TABLE OF CONTENTS

ARTICLE I - TERMS OF PURCHASE AND SALE........................................ 1
         1.1      Purchase and Sale of the Shares............................. 1
         1.2      Payment of Purchase Price................................... 1
         1.3      Closing..................................................... 2
         1.4      Tax and Accounting.......................................... 2

ARTICLE II SHAREHOLDERS' REPRESENTATIVE....................................... 2

ARTICLE III ESCROW............................................................ 4
         3.1      Escrow...................................................... 4
         3.2      Escrowed Shares............................................. 4

ARTICLE IV SECURITIES MATTERS................................................. 4
         4.1      Registration of SPSS Common Stock........................... 4
         4.2      Sales of SPSS Common Stock by Shareholders.................. 6
         4.3      Registration Expenses....................................... 6
         4.4      Restricted Stock............................................ 6
         4.5      Indemnification ............................................ 7
         4.6      Additional Obligations of SPSS.............................. 9
         4.7      Reports Under the Exchange Act.............................. 8

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS..................10
         5.1      Organization and Qualification..............................10
         5.2      Authority...................................................10
         5.3      Capitalization..............................................11
         5.4      Title to Shares.............................................11
         5.5      Consents and Approvals......................................12
         5.6      Absence of Conflicts........................................12
         5.7      Financial Statements; Accounts Receivable...................12
         5.8      Absence of Undisclosed Liabilities; Warranties in Connection
                  with Software Products......................................12
         5.9      Absence of Certain Changes or Events........................13
         5.10     Investment in the SPSS Common Stock.........................14
         5.11     Real and Personal Property; Inventories.....................15
         5.12     Patents, Trademarks, Etc....................................15
         5.13     Employees...................................................16
         5.14     Contracts and Commitments...................................16
         5.15     Source Code.................................................17
         5.16     Government Contracts........................................17
         5.17     Insurance...................................................17
         5.18     Litigation and Administrative Proceedings...................17
         5.19     Tax Matters.................................................18

         5.20     Compliance with Laws........................................19
         5.21     Environmental and Safety Matters............................19
         5.22     Employee Benefits...........................................20
         5.23     Licenses and Permits........................................20
         5.24     Relations With Suppliers and Customers......................20
         5.25     Interests in Competitors, Suppliers and Customers...........20
         5.26     Employment Matters..........................................20
         5.27     Related Transactions........................................21
         5.28     Brokers and Finders.........................................21
         5.29     Questionable Payments.......................................21
         5.30     Books and Records...........................................21
         5.31     Bank Accounts; Safe Deposit Boxes...........................21
         5.32     Full Disclosure.............................................21
         5.33     Effect of Certificates......................................22
         5.34     Accounting Matters..........................................22

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SPSS.............................22
         6.1      Organization and Qualification. ............................22
         6.2      Authority...................................................22
         6.3      Consents and Approvals......................................22
         6.4      Absence of Conflicts........................................23
         6.5      Capitalization..............................................23
         6.6      Reports and Financial Statement.............................23
         6.7      Litigation and Administrative Proceedings.  ................24
         6.8      Brokers and Finders.........................................24
         6.9      SPSS Common Stock...........................................24
         6.10     Effect of Certificates......................................24
         6.11     Pooling of Interests Accounting.............................24
         6.12     Dividends and Distributions.................................24
         6.13     Marketable Title............................................24
         6.14     Reliance on Responses.......................................24

ARTICLE VII COVENANTS RELATING TO CONDUCT OF BUSINESS.........................25
         7.1      Conduct of Business.........................................25

ARTICLE VIII COVENANTS OF THE SHAREHOLDERS....................................27
         8.1      Consents and Approvals......................................27
         8.2      Closing Tax.................................................28
         8.3      Access to Information.......................................28
         8.4      Affiliates and Certain Stockholders.........................28
         8.5      Further Assurances..........................................29

ARTICLE IX COVENANTS OF SPSS..................................................29
         9.1      Retention of Records........................................29

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         9.2      Severance Packages..........................................29
         9.3      Further Assurances..........................................29
         9.4      Affiliates and Certain Stockholders.........................29

ARTICLE X MUTUAL COVENANTS....................................................30
         10.1     Confidentiality.............................................30
         10.2     Consistent Tax Reporting....................................30
         10.3     Cooperation.................................................31

ARTICLE XI CONDITIONS TO OBLIGATIONS .........................................31
         11.1     Representations and Warranties..............................31
         11.2     Performance.................................................31
         11.3     Filings; Consents; Waiting Periods..........................31
         11.4     No Injunction...............................................31
         11.5     Pooling.....................................................31
         11.6     Delivery....................................................32
         11.7     Legal Opinion...............................................32

ARTICLE XII CONDITIONS TO OBLIGATIONS OF SPSS.................................32
         12.1     Representations and Warranties..............................32
         12.2     Performance.................................................32
         12.3     Filings; Consents; Waiting Periods..........................32
         12.4     No Litigation...............................................32
         12.5     Non-Compete Agreements......................................33
         12.6     Legal Opinion...............................................33
         12.7     Pooling.....................................................33
         12.8     Shareholder Approval........................................33
         12.9     Affiliates and Certain Stockholders.........................33
         12.10    Delivery....................................................33

ARTICLE XIII CLOSING DELIVERIES...............................................33
         13.1     Books and Records...........................................33
         13.2     Legal Opinion...............................................34
         13.3     Consents....................................................34
         13.4     Closing Certificates........................................34
         13.5     Charter; Certificates.......................................34
         13.6     Affiliates Letters..........................................34
         13.7     Stock Pledge and Escrow Agreement...........................34
         13.8     Resignations of In2itive's Managers and Directors...........34
         13.9     CFMC Compliance.............................................34
         13.10                Performance.....................................34
         13.11                Further Assurances..............................35

ARTICLE XIV SURVIVAL AND INDEMNIFICATION......................................36

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         14.1     Survival of Representations and Warranties; Covenants.......36
         14.2     Indemnification.............................................36
         14.3     Indemnification by SPSS.....................................38
         14.4     Indemnification Procedure...................................38
         14.5     Arbitration.................................................40
         14.6     Treatment as Adjustment of Acquisition Price................40

ARTICLE XV TERMINATION, AMENDMENT AND WAIVER..................................40
         15.1     Termination.................................................40
         15.2     Effect of Termination.......................................41

ARTICLE XVI MISCELLANEOUS.....................................................41
         16.1     Amendment and Modification..................................41
         16.2     Waiver of Compliance........................................41
         16.3     Expenses....................................................41
         16.4     Notices.....................................................41
         16.5     Assignment..................................................42
         16.6     Publicity...................................................43
         16.7     Headings....................................................43
         16.8     Severability................................................43
         16.9     Governing Law...............................................43
         16.10    Counterparts................................................43
         16.11    Third Parties...............................................43
         16.12    References to Laws..........................................43
         16.13    Entire Agreement............................................43



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